Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Fourth Quarter

and Full-Year 2020 Financial Results

Fourth Quarter 2020 Highlights

•	Sales of $787 million grew 10% as reported and 7% in constant currency

•	GAAP EPS of $3.49; non-GAAP EPS of $3.65, a 14% increase from prior year

•	Strong adjusted free cash flow of $240 million, a 52% increase from prior year

•	Growth led by strong performance in pharmaceutical and industrial end markets

•	Continued broad-based sales growth across all major geographies

Milford, Mass., February 2, 2021 - Waters Corporation (NYSE: WAT) today announced fourth quarter 2020 sales of $787 million, a 10% increase as reported, compared to sales of $716 million for the fourth quarter of 2019. Foreign currency translation benefited sales growth by approximately 3% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2020 increased to $3.49, compared to $3.12 for the fourth quarter of 2019. On a non-GAAP basis, EPS increased to $3.65, compared to $3.20 for the fourth quarter of 2019. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

On a GAAP basis, net cash provided by operating activities was $267 million for the fourth quarter of 2020, compared to $192 million for the fourth quarter of 2019. On a non-GAAP basis, adjusted free cash flow for the fourth quarter of 2020 was $240 million versus $158 million for the fourth quarter of 2019.

For fiscal year 2020, the Company’s sales were $2,365 million, a decrease of 2% as reported, compared to sales of $2,407 million for fiscal year 2019. Foreign currency translation benefited sales growth by less than 1% during fiscal year 2020.

On a GAAP basis, EPS for fiscal year 2020 decreased to $8.36, compared to $8.69 for fiscal year 2019. On a non-GAAP basis, EPS increased to $9.05, compared to $8.99 in fiscal year 2019. Both GAAP and non-GAAP EPS were impacted by the decline in sales volumes.

On a GAAP basis, net cash provided by operating activities was $791 million for fiscal year 2020, compared to $643 million for fiscal year 2019. On a non-GAAP basis, adjusted free cash flow for fiscal year 2020 was $726 million versus $576 million for fiscal year 2019.

“This past year has been one of change and sacrifice, though it has been defined by the incredible resilience of our global team. From navigating the pandemic to a transition in leadership, the Waters team has responded with admirable drive, determination and spirit. And for that I am grateful,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “We

are pleased with our fourth quarter results, driven by pharmaceutical market improvement, growth across all major geographies, contributions from COVID-related sales and early results from our near-term growth initiatives. We have made substantial progress over the last five months, and while it’s early days, I remain confident in our product portfolio, competitive position and our team to seize the opportunities for Waters in 2021.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the fourth quarter of 2020, sales into the pharmaceutical market increased 17% as reported and 15% in constant currency, sales into the industrial market increased 8% as reported and 5% in constant currency and sales into the academic and governmental markets declined 13% as reported and 15% in constant currency. For fiscal year 2020, sales into the pharmaceutical market increased 2% as reported and 1% in constant currency, sales into the industrial market declined 2% as reported and 3% in constant currency and sales into the academic and governmental markets declined 16% as reported and in constant currency.

During the fourth quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, increased 14% as reported and 11% in constant currency, while instrument system sales increased 6% as reported and 4% in constant currency. For fiscal year 2020, recurring revenues increased 4% as reported and 3% in constant currency, while instrument system sales declined 8% as reported and 9% in constant currency.

Geographically, sales in Asia during the quarter increased 13% as reported and 12% in constant currency, sales in the Americas increased 3% (with U.S. sales growing 4%) and sales in Europe increased 15% as reported and 6% in constant currency. For fiscal year 2020, sales in Asia declined 4% as reported and in constant currency, sales in the Americas declined 4% (with U.S. sales declining 2%) and sales in Europe increased 5% as reported and 2% in constant currency.

First Quarter and Fiscal Year 2021 Financial Outlook

The Company expects full-year 2021 constant-currency sales growth in the range of 5% to 8%. Currency translation is expected to increase full-year sales growth by one to two percentage points. The Company also expects full-year 2021 non-GAAP EPS in the range of $9.32 to $9.57. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects first quarter 2021 constant-currency sales growth in the range of 7% to 10%. Currency translation is expected to increase first quarter sales growth by approximately three percentage points. The Company also expects first quarter 2021 non-GAAP EPS in the range of $1.50 to $1.60. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

The Board of Directors of the Company has approved an extension of the Company’s previously announced share repurchase program through January 21, 2023. As of the date of this press release, $1.5 billion remains available under the program for repurchases.

Conference Call

Waters Corporation will webcast its fourth quarter 2020 financial results conference call today, February 2, 2021 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, select “Investors” under the “About Waters” section, and click on the “Live Webcast.” A replay will be available through February 9, 2021 at midnight Eastern Time on the same website by webcast and also by phone at 800-337-6551.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly periods ended March 28, 2020, June 27, 2020 and September 26, 2020, each as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$786,658	$716,294	$2,365,365	$2,406,596

Costs and operating expenses:
Cost of sales	320,569	299,068	1,006,689	1,010,700
Selling and administrative expenses	153,084	141,208	553,698	534,791
Research and development expenses	39,662	37,072	140,777	142,955
Purchased intangibles amortization	2,687	2,529	10,587	9,693
Asset impairment(1)	6,945	—	6,945	—
Litigation provision	—	—	1,180	—

Operating income	263,711	236,417	645,489	708,457

Other income (expense)	374	(2,223)	(1,775)	(3,586)
Interest expense, net	(6,834)	(9,806)	(32,800)	(26,632)

Income from operations before income taxes	257,251	224,388	610,914	678,239

Provision for income taxes(2)	38,940	23,719	89,343	86,041

Net income	$218,311	$200,669	$521,571	$592,198

Net income per basic common share	$3.51	$3.15	$8.40	$8.76

Weighted-average number of basic common shares	62,170	63,795	62,094	67,627

Net income per diluted common share	$3.49	$3.12	$8.36	$8.69

Weighted-average number of diluted common shares and equivalents	62,501	64,348	62,414	68,166

(1)

The asset impairment incurred during the three and twelve months ended December 31, 2020 included a non-cash impairment charge of $10 million related to certain intangible assets previously acquired. In conjunction with the intangible asset impairment charge, the Company also reduced its liability for contingent consideration of $3 million during the three and twelve months ended December 31, 2020. The net impact of $7 million is reported as an asset impairment in the consolidated statements of operations.

(2)

The provision for income taxes for the twelve months ended December 31, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of December 31, 2019.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended December 31, 2020 and December 31, 2019

(In thousands)

			Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	Three Months Ended
	December 31, 2020	December 31, 2019
NET SALES - OPERATING SEGMENT

Waters	$703,738	$634,306	11%	$17,249	8%
TA	82,920	81,988	1%	2,156	(1%)

Total	$786,658	$716,294	10%	$19,405	7%

NET SALES - PRODUCTS & SERVICES

Instruments	$400,436	$376,631	6%	$10,482	4%

Service	254,667	227,446	12%	5,534	10%
Chemistry	131,555	112,217	17%	3,389	14%

Total Recurring	386,222	339,663	14%	8,923	11%

Total	$786,658	$716,294	10%	$19,405	7%

NET SALES - GEOGRAPHY

Asia	$295,706	$261,990	13%	$1,058	12%
Americas	251,437	245,140	3%	115	3%
Europe	239,515	209,164	15%	18,232	6%

Total	$786,658	$716,294	10%	$19,405	7%

NET SALES - MARKETS

Pharmaceutical	$460,384	$392,391	17%	$10,808	15%
Industrial	233,180	216,698	8%	6,549	5%
Academic & Governmental	93,094	107,205	(13%)	2,048	(15%)

Total	$786,658	$716,294	10%	$19,405	7%

NET SALES - EXCLUDING CHINA

Total Net Sales	$786,658	$716,294	10%	$19,405	7%
China Net Sales	151,639	125,013	21%	2,644	19%

Total Net Sales Excluding China	$635,019	$591,281	7%	$16,761	5%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2020 and December 31, 2019

(In thousands)

			Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
NET SALES - OPERATING SEGMENT

Waters	$2,117,124	$2,137,483	(1%)	$12,248	(2%)
TA	248,241	269,113	(8%)	1,543	(8%)

Total	$2,365,365	$2,406,596	(2%)	$13,791	(2%)

NET SALES - PRODUCTS & SERVICES

Instruments	$1,065,253	$1,155,171	(8%)	$8,295	(9%)

Service	868,032	839,407	3%	2,618	3%
Chemistry	432,080	412,018	5%	2,878	4%

Total Recurring	1,300,112	1,251,425	4%	5,496	3%

Total	$2,365,365	$2,406,596	(2%)	$13,791	(2%)

NET SALES - GEOGRAPHY

Asia	$899,177	$939,112	(4%)	$(5,743)	(4%)
Americas	797,842	830,241	(4%)	80	(4%)
Europe	668,346	637,243	5%	19,454	2%

Total	$2,365,365	$2,406,596	(2%)	$13,791	(2%)

NET SALES - MARKETS

Pharmaceutical	$1,386,966	$1,365,275	2%	$5,871	1%
Industrial	707,772	719,377	(2%)	7,959	(3%)
Academic & Governmental	270,627	321,944	(16%)	(39)	(16%)

Total	$2,365,365	$2,406,596	(2%)	$13,791	(2%)

NET SALES - EXCLUDING CHINA

Total Net Sales	$2,365,365	$2,406,596	(2%)	$13,791	(2%)
China Net Sales	404,352	439,557	(8%)	747	(8%)

Total Net Sales Excluding China	$1,961,013	$1,967,039	—	$13,044	(1%)

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Twelve Months Ended December 31, 2020 and December 31, 2019

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended December 31, 2020
GAAP	$162,716	$263,711	33.5%	$374	$257,251	$38,940	$218,311	$3.49
Adjustments:
Purchased intangibles amortization (b)	(2,687)	2,687	0.3%	—	2,687	541	2,146	0.03
Asset Impairment (c)	(6,945)	6,945	0.9%	—	6,945	1,180	5,765	0.09
Restructuring costs and certain other items (d)	(2,142)	2,142	0.3%	(1,623)	519	139	380	0.01
Pension expenses (e)	—	—	—	235	235	71	164	—
Certain income tax items (f)	—	—	—	—	—	(1,052)	1,052	0.02

Adjusted Non-GAAP	$150,942	$275,485	35.0%	$(1,014)	$267,637	$39,819	$227,818	$3.65

Three Months Ended December 31, 2019
GAAP	$143,737	$236,417	33.0%	$(2,223)	$224,388	$23,719	$200,669	$3.12
Adjustments:
Purchased intangibles amortization (b)	(2,529)	2,529	0.4%	—	2,529	512	2,017	0.03
Restructuring costs and certain other items (d)	(1,810)	1,810	0.3%	—	1,810	483	1,327	0.02
Pension expenses (e)	—	—	—	1,602	1,602	385	1,217	0.02
Certain income tax items (f)	—	—	—	—	—	(714)	714	0.01

Adjusted Non-GAAP	$139,398	$240,756	33.6%	$(621)	$230,329	$24,385	$205,944	$3.20

Twelve Months Ended December 31, 2020
GAAP	$572,410	$645,489	27.3%	$(1,775)	$610,914	$89,343	$521,571	$8.36
Adjustments:
Purchased intangibles amortization (b)	(10,587)	10,587	0.4%	—	10,587	2,102	8,485	0.14
Asset Impairment (c)	(6,945)	6,945	0.3%	—	6,945	1,180	5,765	0.09
Restructuring costs and certain other items (d)	(35,196)	35,196	1.5%	(2,084)	33,112	7,512	25,600	0.41
Pension expenses (e)	—	—	—	235	235	71	164	—
Litigation settlement (g)	(1,180)	1,180	—	—	1,180	283	897	0.01
Certain income tax items (f)	—	—	—	—	—	(2,619)	2,619	0.04

Adjusted Non-GAAP	$518,502	$699,397	29.6%	$(3,624)	$662,973	$97,872	$565,101	$9.05

Twelve Months Ended December 31, 2019
GAAP	$544,484	$708,457	29.4%	$(3,586)	$678,239	$86,041	$592,198	$8.69
Adjustments:
Purchased intangibles amortization (b)	(9,693)	9,693	0.4%	—	9,693	2,032	7,661	0.11
Restructuring costs and certain other items (d)	(16,192)	16,192	0.7%	—	16,192	4,106	12,086	0.18
Pension expenses (e)	—	—	—	1,602	1,602	385	1,217	0.02
Tax reform (h)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items (f)	—	—	—	—	—	(2,622)	2,622	0.04

Adjusted Non-GAAP	$518,599	$734,342	30.5%	$(1,984)	$705,726	$93,171	$612,555	$8.99

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

The asset impairment, a non-cash expense, is a one-time charge related to the write-off of certain intangible assets and a contingent consideration liability that were both associated with a previous acquisition. The asset impairment was excluded as the Company does not believe these expenses are indicative of normal operating costs.

(d)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)	The pension settlement and curtailment expenses associated with certain defined benefit pension plans were excluded as the Company believes these expenses are not indicative of normal operating costs.
(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(g)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(h)

The provision for income taxes for the twelve months ended December 31, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of December 31, 2019.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2020	December 31, 2019
Cash, cash equivalents and investments	$443,146	$337,144
Accounts receivable	573,316	587,734
Inventories	304,281	320,551
Property, plant and equipment, net	494,003	417,342
Intangible assets, net	258,645	240,203
Goodwill	444,362	356,128
Other assets	322,167	297,953
Total assets	$2,839,920	$2,557,055

Notes payable and debt	$1,356,515	$1,681,163
Other liabilities	1,251,261	1,092,173
Total liabilities	2,607,776	2,773,336

Total stockholders’ equity (deficit)	232,144	(216,281)
Total liabilities and stockholders’ equity (deficit)	$2,839,920	$2,557,055

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2020 and December 31, 2019

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$218,311	$200,669	$521,571	$592,198
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,150	9,660	36,865	38,577
Depreciation and amortization	44,260	24,977	135,351	105,296
Change in operating assets and liabilities, net	(4,239)	(43,411)	96,720	(92,984)

Net cash provided by operating activities	267,482	191,895	790,507	643,087

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(47,044)	(53,618)	(172,384)	(163,823)
Business acquisitions, net of cash acquired	(3,881)	—	(80,545)	—
Investment in unaffiliated companies	(2,293)	(1,593)	(6,143)	(8,843)
Net change in investments	15,685	(1,428)	(5,022)	941,468

Net cash (used in) provided by investing activities	(37,533)	(56,639)	(264,094)	768,802

Cash flows from financing activities:
Net change in debt	(215,000)	325,308	(325,366)	532,256
Proceeds from stock plans	37,612	19,404	66,033	53,715
Purchases of treasury shares	(56)	(559,558)	(196,409)	(2,469,258)
Other cash flow from financing activities, net	4,910	3,709	15,240	10,609

Net cash used in financing activities	(172,534)	(211,137)	(440,502)	(1,872,678)

Effect of exchange rate changes on cash and cash equivalents	4,346	6,947	15,069	224

Increase (decrease) in cash and cash equivalents	61,761	(68,934)	100,980	(460,565)

Cash and cash equivalents at beginning of period	374,934	404,649	335,715	796,280

Cash and cash equivalents at end of period	$436,695	$335,715	$436,695	$335,715

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow(a)
Net cash provided by operating activities - GAAP	$267,482	$191,895	$790,507	$643,087

Adjustments:
Additions to property, plant, equipment and software capitalization	(47,044)	(53,618)	(172,384)	(163,823)
Tax reform payments	—	—	38,454	29,109
Major facility renovations	19,486	19,276	69,806	67,624

Free Cash Flow - Adjusted Non-GAAP	$239,924	$157,553	$726,383	$575,997

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended April 3, 2021			Twelve Months Ended December 31, 2021
	Range			Range
Projected Sales
Projected constant-currency sales growth rate (a)	7%	-	10%	5%	-	8%
Projected currency impact	3%	-	3%	1%	-	2%

Projected sales growth rate as reported	10%	-	13%	6%	-	10%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$1.45	-	$1.55	$9.12	-	$9.37
Adjustments:
Purchased intangibles amortization	$0.04	-	$0.04	$0.16	-	$0.16
Certain income tax items	$0.01	-	$0.01	$0.04	-	$0.04

Projected adjusted non-GAAP earnings per diluted share	$1.50	-	$1.60	$9.32	-	$9.57

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.